POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Tiffany Hall, Gina Accordino, Jennifer Meschewski, Craig Brown, Hanna Downing and Adriana Perkovic, signing singly, with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the SEC;

(2) prepare, execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Mastercard Incorporated (the "Company") any such Forms 3, 4, and 5, and all amendments and/or supplements thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(3) act as an account administrator and manage the undersigned's Electronic Data, Gathering, Analysis and Retrieval ("EDGAR") account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Form ID (or other comparable documentation), complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing that in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 17 day of July 2025.

Susan W. Muigai

State of New York
County of Westchester

Sworn to before me this 17 day of July 2025

Notary Public

Crystal Dunne
Notary Public, State of New York
Reg No. 01DU6176973
Qualified in Westchester County
Commission Expires February 6, 2028